UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2011

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, SC	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Z Corporation and Vidar Systems Corporation

On November 21, 2011 (the “Signing Date”) the registrant and its principal U.S. operating subsidary, 3D Systems, Inc., a California corporation (“3D California”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) to purchase all of the outstanding capital stock of Z Corporation, a Massachusetts corporation (“Z Corp”), and Vidar Systems Corporation, a Virginia corporation (“Vidar”), from Contex Group A/S (the “Seller”), a subsidiary of Ratos AB, on a debt-free basis for $137 million in cash.  In addition to the purchase price, which is subject to certain adjustments provided for in the Stock Purchase Agreement, the Seller would be entitled to retain any cash at the time of closing held by Z Corp and Vidar except for an agreed-upon amount of cash to be included in not less than $6.6 million of working capital of Z Corp and Vidar which will be delivered to the registrant at the closing of the acquisition.  The registrant plans to pay the purchase price, as well as certain transaction expenses, from the proceeds of a recently completed private placement of $152 million of senior convertible notes as described below.

The Stock Purchase Agreement contains covenants, representations and warranties among the parties that the registrant believes to be customary.  The parties also agreed to certain non-competition and non-solicitation obligations that will be effective for five years from the closing of the acquisition, and the Stock Purchase Agreement sets forth various indemnity obligations, including an obligation of the Seller to indemnify the registrant and its affiliates against losses suffered by them from, among other things, breaches of representations, warranties and covenants, subject to certain limitations set forth in the Stock Purchase Agreement.

The closing of the transactions contemplated by the Stock Purchase Agreement is subject to closing conditions set forth in that Agreement, which the registrant believes to be customary, including among others those relating to the accuracy of the parties’ representations and warranties, delivery of certain ancillary agreements and the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).  The Stock Purchase Agreement provides for the parties to make a filing under the HSR Act promptly and to co-operate in obtaining the expiration or termination of the applicable waiting period.  The registrant plans to consummate the acquisition promptly after the satisfaction of the closing conditions provided for in the Stock Purchase Agreement.

The Board of Directors of the registrant has approved the acquisition.  Neither the Seller nor Ratos AB was a party to any relationship or transaction with the registrant, any director or officer of the registrant or any associate of any such director or officer prior to the execution of the Stock Purchase Agreement.

The registrant believes that the combination of Z Corp’s and Vidar’s products and services with the registrant’s complementary 3D content-to-print solutions will position the registrant for accelerated growth in the 3D content-to-print space.  The registrant views the acquisition as an opportunity to fill performance and price gaps with complementary products and technology while doubling its reseller coverage globally.  On a combined basis, Z Corp and Vidar generated approximately $58 million of revenue for the twelve months ended June 30, 2011, with a combined gross profit margin of 55%.  The registrant expects to incur one-time professional M&A expenses in the range of $2.25 to $2.75 million during the fourth quarter of 2011 related to completion of all of its acquisition activities.

The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and were solely for the benefit of the parties to the Stock Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the negotiation and execution of the Stock Purchase Agreement.  The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality or knowledge applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely upon the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Seller, the registrant, 3D California or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the registrant’s public disclosures.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Private Placement of Senior Convertible Notes

On November 21, 2011, the registrant entered into definitive purchase agreements with persons who are both institutional accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and qualified institutional buyers as defined in Rule 144A under the Securities Act for the private placement of $152 million of 5.50% Senior Convertible Notes due 2016 (the “Notes”) in a transaction made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

The Notes were issued under an Indenture dated as of November 22, 2011, between the registrant and Wells Fargo Bank, National Association, as trustee (the “Indenture”), at a price of 98% of their $152 million aggregate principal amount, which equates to gross proceeds of $148,960,000.  After deducting commissions afforded to the placement agents, the net proceeds of this issuance to the registrant amounted to $144,491,200.

The Notes are senior unsecured obligations of the registrant and rank equal in right of payment with all of its existing and future senior unsecured indebtedness and senior in right of payment to any subordinated indebtedness.  The Notes are structurally subordinated to the claims of the creditors of the registrant’s subsidiaries, including trade creditors, and effectively subordinated to any secured indebtedness of the registrant to the extent of the value of the assets securing that indebtedness.

The Notes are convertible into shares of the registrant’s common stock, par value $0.001 per share (“Common Stock”) at an initial conversion rate of 46.6021 shares of Common Stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $21.46 per share of Common Stock, which is approximately a 27.5% premium to the $16.83 closing price of the registrant’s Common Stock on November 18, 2011.  At this conversion rate, the holders of the Notes may have the right to convert the Notes into 7,083,520 shares of the registrant’s Common Stock.  If the Notes are converted, the registrant will generally have the right to pay cash, shares of Common Stock or a combination of cash and Common Stock, for any Notes that are converted. Unless earlier repurchased, redeemed or converted, the Notes will mature on December 15, 2016.

On the terms and conditions set forth in the Indenture, the registrant has a right to call for redemption all, but not less than all, of the Notes if by July 15, 2012, the applicable waiting period under the HSR Act with respect to the acquisition of Z Corp and Vidar  described above shall not have expired or been terminated.

The Indenture also provides that if the registrant undergoes certain fundamental changes prior to the maturity of the Notes, it may be required to repurchase the Notes, and if an event of default occurs on the Notes, the Notes may be declared immediately due and payable.

The conversion rate is subject to adjustment in certain circumstances as more fully set forth in the Indenture covering the Notes. Under certain circumstances more fully set forth in the Indenture, the Notes may become convertible into a maximum of 9,031,491 shares of the registrant’s Common Stock.

The Notes were offered and sold only to persons who are both institutional accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act, and qualified institutional buyers as defined in Rule 144A under the Securities Act in a transaction made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The registrant did not grant any registration rights to either the holders of the Notes or the holders of any shares of Common Stock issuable upon conversion of the Notes, and such securities are subject to certain restrictions on transfer provided for by the Indenture.

The foregoing description of the private placement of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by the terms and conditions of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K relating to the private placement of the Notes and the Indenture is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K relating to the private placement of the Notes and the Indenture is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits.

2.1	Stock Purchase Agreement dated as of November 21, 2011, by and among Contex Group A/S, 3D Systems, Inc., Ratos AB and 3D Systems Corporation

4.1	Indenture dated as of November 22, 2011 by and between 3D Systems Corporation and Wells Fargo Bank, National Association, as trustee

Forward-Looking Statements

Certain statements made in this Form 8-K that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the registrant to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to the registrant’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the registrant. The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors,” and “Risk Factors” in the registrant’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: November 22, 2011
/s/ ROBERT M. GRACE, JR.
(Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Stock Purchase Agreement dated as of November 21, 2011, by and among Contex Group A/S, 3D Systems, Inc., Ratos AB and 3D Systems Corporation

4.1	Indenture dated as of November 22, 2011 by and between 3D Systems Corporation and Wells Fargo Bank, National Association, as trustee